Exhibit 4.1

MYRIAD GENETICS, INC.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	–	as tenants in common	UNIF GIFT MIN ACT—	................ Coustodian .............
TEN ENT	–	as tenants by the entireties		(Cust) (Minor) under Uniform Gifts to Minors
JT TEN	–	as joint tenants with right of survivorship and not as tenants in common		Act....................................... (State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED	hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE)

Shares

of the common stock represented by the within Certificate and do hereby irrevocably constitute and appoint

Attorney

to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated	X
NOTICE: The Signature to this assignment must correspond with the name as written upon the lace of the Certificate in every particular, without alteration or enlargement or any change whatever.

Signature Guaranteed:

THE CORPORATION IS AUTHORIZED TO ISSUE MORE THAN ONE CLASS OR SERIES OF STOCK. A COPY OF THE PREFERENCES, POWERS, QUALIFICATIONS AND RIGHTS OF EACH CLASS AND SERIES WILL BE FURNISHED BY THE CORPORATION UPON WRITTEN REQUEST AND WITHOUT CHARGE.